Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-283997) and Form S-8 (No. 333-271219) of Alliance Entertainment Holding Corporation (the Company) of our report dated September 19, 2024, except for Note 10, as to which the date is September 10, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Miami, Florida

September 10, 2025